Exhibit 10.50
JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of February 24, 2025, is delivered in connection with Sections 5.12 and 5.13 of the Loan Agreement, dated as of April 17, 2023, by and among BIOCRYST PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and the other Persons from time to time party thereto as Grantors or Guarantors, in favor of BIOPHARMA CREDIT PLC (together with its successors and permitted assigns, the “Collateral Agent”) on behalf of Lenders and each of the other Secured Parties (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definition are used as defined in the Loan Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Sections 5.12 and 5.13 of the Loan Agreement, hereby becomes a party to the Loan Agreement as a “Guarantor” thereunder with the same force and effect as if originally named as a “Guarantor” (as the case may be) therein and, without limiting the generality of the foregoing, hereby assumes all obligations and liabilities of a “Guarantor” thereunder (as applicable). Each of the undersigned hereby agrees to be bound as a “Guarantor” for the purposes of the Loan Agreement. Notwithstanding anything to the contrary in this Joinder Agreement and/or the Loan Agreement, the guarantee provided by any Guarantor incorporated in England and Wales shall not apply to any liability to the extent that it would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of England and Wales.
In connection with this Joinder Agreement, the undersigned have delivered to the Collateral Agent a completed Perfection Certificate duly executed by the undersigned. The information set forth in Annex 1-A is hereby added to the information set forth in the Disclosure Letter. By acknowledging and agreeing to this Joinder Agreement, each of the undersigned hereby agrees that this Joinder Agreement may be attached to the Loan Agreement and the Perfection Certificate delivered herewith by the undersigned shall constitute a “Perfection Certificate” referred to in Section 4.6 of the Loan Agreement.
Each of the undersigned hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Loan Agreement applicable to it, if any, is true and correct on and as the date hereof as if made on and as of such date.
The parties hereto agree that, to the extent any Default or Event of Default may have occurred prior to the date hereof due to the Guarantor not being joined as a Guarantor prior to the date hereof or not providing any Collateral prior to the date hereof, such Default and/or Event of Default is hereby waived effective as of the date hereof.
In witness whereof, each of the undersigned have caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[Signature pages follow]

BIOCRYST UK LIMITED

By: /s/ Luke Robinson
Name: Luke Robinson
Title: Director

[Signature Page for Loan Agreement Joinder]

ACKNOWLEDGED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By:     /s/ Pedro Gonzalez de Cosio
Name:     Pedro Gonzalez de Cosio
Title:     Managing Member
[Signature Page for Loan Agreement Joinder]

Annex 1-A

Supplement to Disclosure Letter

[see attached]

Schedule 6.2(c)
Accounts